Exhibit 10.16

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of October 31, 2011, is by and between SunCoke Energy, Inc., a Delaware corporation (together with any successor by merger or otherwise, the “Company”), and (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reduction in the coverage of such insurance; and

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation, in general, subjecting officers and directors to expensive litigation risks at the same time as liability insurance has been severely limited; and

WHEREAS, Indemnitee does not regard the current protection available as adequate given the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to serve as officers and directors without adequate protection; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law; and

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to any of the Company’s Amended and Restated Certificate of Incorporation (as it may be amended from time to time, the “Certificate of Incorporation”) or revocation of any provision of the Company’s Amended and Restated By-laws (as it may be amended from time to time, the “By-laws”) or any change in the ownership of the Company or the composition of its board of directors (the “Board of Directors”)); and

WHEREAS, the indemnification rights provided to Indemnitee pursuant to this Agreement are in addition to any rights for indemnification provided to Indemnitee pursuant to the Certificate of Incorporation, the By-laws and any resolutions adopted pursuant thereto and to any indemnification rights to which Indemnitee may be entitled under the General Corporation Law of the State of Delaware (“DGCL”).

NOW, THEREFORE, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1.	Indemnification.

(a)

Third-Party Proceedings. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, manager, trustee, fiduciary, employee or agent of the Company, or any affiliate of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), liabilities, losses, judgments, fines, amounts paid in settlement (if such settlement is approved pursuant to Section 2(f) hereof) and Employee Retirement Income Security Act of 1974 (“ERISA”) excise taxes or penalties actually and reasonably incurred or suffered by Indemnitee in connection with such action, suit or proceeding; provided, however, that the Company shall not be obligated to make any indemnity in connection with any claim if the Court of Chancery of the State of Delaware has made a final determination that, in connection with the subject of the proceedings out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith, acted in a manner that Indemnitee believed was opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, (ii) with respect to any criminal action or proceeding, Indemnitee did not have reasonable cause to believe his or her conduct was lawful.

(b)

Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, manager, trustee, fiduciary, employee or agent of the Company, or any affiliate of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, manager trustee, fiduciary, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), liabilities, losses, judgments, fines and amounts paid in settlement (if such settlement is approved pursuant to Section 2(f) hereof) and ERISA excise taxes or penalties actually and reasonably incurred or suffered by Indemnitee in connection with the defense or settlement of such action or suit; provided, however, that the Company shall not be obligated to make any indemnity in connection with any claim if the Court of Chancery of the State of Delaware has made a final determination that, in connection with the subject of the proceedings out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith or acted in a manner that Indemnitee believed was opposed to the best interests of the Company; provided, further, that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall make a final determination upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)	Mandatory Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) and 1(b) or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees), liabilities and losses actually and reasonably incurred or suffered by Indemnitee in connection therewith. For purposes of this Section 1(c), the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against Indemnitee without any express finding of liability or guilt against him or her, or (ii) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement.

2.	Expenses and Indemnification Procedure.

(a)	Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall advance all reasonable expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or Section l(b) hereof. For purposes of any advancement hereunder, Indemnitee shall be deemed to have acted (i) in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or procedure, to have had no reasonable cause to believe his or her conduct was unlawful if, under either (i) or (ii), his or her action is based on the records or books of account of the Company, or the records or books of account of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (collectively, the “other enterprises”), including financial statements, or on information supplied to him or her by the officers of the Company or other enterprises in the course of their duties, or on the advice of legal counsel for the Company or other enterprises or on information or records given or reports made to the Company or other enterprises by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprises. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the advances and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b)	Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as reasonably practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided that a delay in giving such notice shall not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, such delay is materially prejudicial to the defense of such claim. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may otherwise have to Indemnitee. Notice to the Company shall be directed to SunCoke Energy, Inc., 1011 Warrenville Road, Lisle, Illinois 60532, Attention: Senior Vice President and General Counsel (or such other address as the Company may from time to time designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)

Procedure. Any indemnification and advances provided for in Section 1 hereof and this Section 2 shall be made no later than twenty (20) days after receipt of the written request of Indemnitee, coupled with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. If a claim under this Agreement, under any statute, or under any provision of the Certificate of Incorporation or the By-laws providing for indemnification is not paid in full by the Company within twenty (20) days after receipt of a fully documented written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 hereof, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not, as the case may be, met the applicable standard of conduct.

(d)	Knowledge of the Company. The knowledge and/or actions, or failure to act, of any director, officer, agent, trustee, fiduciary or employee of the Company or other enterprises shall not be imputed to any Indemnitee for purposes of determining the right to indemnification or advancement of expenses under this Agreement.

(e)	Notice to Insurers. If, at the time of the receipt of a notice of claim pursuant to Section 2(b) hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(f)	Selection of Counsel. If the Company shall be obligated under Section 1 or Section 2 hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

(g)	Settlements. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

(h)

Change in Control. If, at any time subsequent to the date of this Agreement, there is a Change in Control (as defined in Section 18), then upon the request of Indemnitee, the Company shall cause the determination of indemnification and advances required by Section 2 hereof to be made by an Independent Counsel (as defined below) selected by Indemnitee. The fees and expenses incurred by such Independent Counsel in making the determination of indemnification and advances shall be borne solely by the Company. If such Independent Counsel is unwilling and/or unable to make the determination of indemnification and advances, then the Company shall cause such determination to be made by a majority vote or consent of a committee of the Board of Directors consisting solely of members of the Incumbent Board. “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)	Payment of Indemnifications and Advances. Notwithstanding any other provision in this Agreement, all claims of Indemnitee for expenses, indemnifications and advances under this Agreement shall be paid for items incurred by or with respect to Indemnitee only during Indemnitee’s lifetime or within ten (10) years after Indemnitee’s death. All such payments shall be made on or before the close of the calendar year following the calendar year in which the item was incurred, or at such earlier time as otherwise provided in this Agreement. The amounts eligible for reimbursement under this Agreement in one calendar year may not affect the amount of expenses eligible for reimbursement under this provision in any other calendar year.

(j)	Company May Participate. The Company shall be entitled to participate in any action, suit or proceeding for which Indemnitee seeks indemnification hereunder at its own expense.

3.	Additional Indemnification Rights.

(a)	Scope. Notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the By-laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties’ rights and obligations hereunder. The rights conferred in this Agreement cannot be terminated by the Company, the Board of Directors or the shareholders of the Company with respect to a person’s service prior to the date of such termination.

(b)	Non-exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Certificate of Incorporation, the By-laws, any agreement, any vote of shareholders or disinterested directors, the DGCL or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

(c)	Primacy of Indemnification. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby agrees that Indemnitee is not obligated to enforce its rights against such other sources prior to obtaining indemnification or advancement of expenses hereunder.

(d)	Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for expenses and/or losses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees, trustees, fiduciaries and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4.	Commencement and Continuation of Indemnity. All agreements and obligations of the Company contained herein shall vest at the commencement of such Indemnitee’s service as a director, officer, manager, trustee, fiduciary, employee or agent of the Company (or, if requested by the Company, as a director, officer, manager, trustee, fiduciary, employee or agent of other enterprises) and shall continue thereafter, so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee is or was a director, officer, manager, trustee, fiduciary, employee or agent of the Company or serving in any other capacity referred to herein. Any amendment or modification of this Agreement that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

5.	Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6.	Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.	Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers, directors, managers, trustees, fiduciaries, employees or agents of the Company or other enterprise with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or one of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance arc disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by an affiliate of the Company.

8.	Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms. To the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

9.	Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)	Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under the DGCL, but such indemnification or advancement of expenses may be provided by Company in specific cases if the Board of Directors, at its sole discretion, finds it to be appropriate;

(b)	Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if the Court of Chancery of the State of Delaware shall have made a final determination that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)	Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company or other enterprise; or

(d)	Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act (as defined in Section 18) or any similar successor statute.

10.	Construction of Certain Phrases.

(a)	For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting enterprise, any constituent enterprise (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, trustees, fiduciaries, employees or agents, so that if Indemnitee is or was a director, officer, manager, trustee, fiduciary, employee or agent of such constituent enterprise, or is or was serving at the request of such constituent enterprise as a director, officer, manager, trustee, fiduciary, employee or agent of other enterprises, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving enterprise as Indemnitee would have with respect to such constituent enterprise if its separate existence had continued.

(b)

For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and reference to

“serving at the request of the Company” shall include any service as a director, officer, manager, trustee, fiduciary, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; and, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)	For the purposes of this Agreement, references to “affiliates” shall mean any entity which, directly or indirectly, is in the control of, is controlled by, or is under common control with, the Company.

11.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

13.	Attorneys’ Fees. If any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

14.	Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided, shall be deemed duly given (a) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (b) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. The address for notice to the Company shall be as set forth in Section 2(b) hereof, and the address for notice to Indemnitee shall be as set forth on the signature page of this Agreement, or as subsequently modified by written notice.

15.	Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement. Any action or proceeding instituted under or to enforce this Agreement shall be brought only in the Court of Chancery of the State of Delaware.

16.	Subrogation. In the event of payment under this Agreement, Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17.	Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

18.	Definition of Change in Control. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20)% or more of either (l) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(1), (c)(2) and (c)(3) of this definition;

(b)	Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the

Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination: (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty (50)% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, twenty (20)% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

provided, however, that in no event shall the initial public offering of the Company or the subsequent distribution of shares of common stock, par value $0.01 per share, of the Company from Sunoco, Inc. to the Sunoco, Inc. shareholders constitute a Change in Control.

19.	No Preclusion. The Company shall be precluded from asserting in any judicial proceeding that the provisions of this Agreement are not valid, binding and enforceable.

20.	Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ACCEPTED AND AGREED TO:
INDEMNITEE:		SUNCOKE ENERGY, INC.
By:
(signature)		Name: Title:
(name)
(address)